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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934



                                  February 25, 1998
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                         (Date of earliest event reported)


                            Maryland Federal Bancorp, Inc.
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               (Exact name of registrant as specified in its charter)


Maryland                               0-18107                        52-1640579
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(State or other jurisdiction   (Commission File Number)            (IRS Employer
of incorporation)                                            Identification No.)



3505 Hamilton Street, Hyattsville, Maryland                                20782
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(Address of principal executive offices)                              (Zip Code)


                                    (301) 779-1200
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                (Registrant's telephone number, including area code)


                                    Not Applicable
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   (Former name, former address and former fiscal year, if changed since last report)

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Item 5.   Other Events

     On February 25, 1998, Maryland Federal Bancorp, Inc. (the "Company"), BB&T Corporation ("BB&T") and BB&T Financial Corporation of Virginia ("BB&T Financial"), a wholly-owned subsidiary of BB&T, entered into an Agreement and Plan of Reorganization, dated as of February 25, 1998 (the "Agreement"), which sets forth the terms and conditions pursuant to which the Company would be merged with and into BB&T Financial (the "Merger"). The Agreement provides, among other things, that as a result of the Merger, each outstanding share of Company Common Stock will be converted into the right to receive .5975 (subject to potential adjustment in the manner provided in the Agreement, the "Exchange Ratio") of a share of BB&T Common Stock, provided that if the product of the Exchange Ratio multiplied by the average closing price per share of the BB&T Common Stock during a specified period preceding consummation of the Merger is less than $36.00, the Exchange Ratio shall be increased to the lesser of (i) the amount necessary to increase such product to $36.00 or (ii) .6102. The Exchange Ratio also is subject to potential adjustment at the election of BB&T in the event that the Company elects to terminate the Agreement because the average price of the BB&T Common Stock during a specified period falls below a specified level. It is anticipated that the Merger will constitute a tax-free reorganization under the Internal Revenue Code.

     Consummation of the Merger is subject to a number of conditions, including, but not limited to, (i) the approval of the Agreement by the stockholders of the Company and (ii) the receipt of all required regulatory approvals.

     In connection with the Agreement, the Company and BB&T entered into a Stock Option Agreement pursuant to which the Company granted BB&T an option to purchase up to 19.9% of the Company's Common Stock upon the occurrence of certain events, as set forth in the Stock Option Agreement.

     In connection with its approval of the Agreement and the Stock Option Agreement, the Company adopted an amendment to its Stockholder Rights Plan which generally provides that none of the Agreement, the Stock Option Agreement and the transactions contemplated thereby shall result in the grant of any rights under such plan to any person or enable or require any of the rights thereunder to be exercised, distributed or triggered.

     The press release issued by the Company and BB&T with respect to the announcement of the Agreement is included as Exhibit 99.1 hereto.

     The foregoing descriptions of and references to all of the above-mentioned agreements and documents are qualified in their entirety by reference to the complete texts of the agreements and documents, which are filed as exhibits to this Current Report on Form 8-K.


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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits:

          2.1 Agreement and Plan of Reorganization, dated as of February 25, 1998, among the Company, BB&T and BB&T Financial, including Exhibits A through E thereto

          2.2 Stock Option Agreement, dated as of February 25, 1998, between the Company and BB&T

          4.2 Second Amendment, dated as of February 25, 1998, to the Company Rights Agreement, dated as of January 18, 1990, as amended

          99.1 Press Release, dated February 25, 1998


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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     MARYLAND FEDERAL BANCORP, INC.



Date:  March 3, 1998                 By:  /s/ Robert H. Halleck
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                                         Robert H. Halleck
                                         President and Chief Executive Officer


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